Exhibit 99.1

Marin Software Appoints Catriona Fallon Executive Vice President and Chief Financial Officer

San Francisco, CA – July 20, 2015 – Marin Software (NYSE:MRIN), provider of a leading cross-channel performance advertising cloud for advertisers and agencies, today announced that Catriona Fallon has been appointed Executive Vice President and Chief Financial Officer effective July 27. Ms. Fallon joins Marin Software from Cognizant Technology Solutions Corporation, a global, publicly-traded company, where she served as Vice President and Chief of Staff for the CFO.

David Yovanno, CEO of Marin Software, said, “We are thrilled to welcome Catriona to the Marin Software team. She is a well-rounded business executive who has proven financial leadership skills and strategic planning and execution capabilities. Her experience in driving performance and helping much larger companies scale will be invaluable as we look to capitalize on Marin’s strong market position and take our company to the next level in the years ahead.”

Ms. Fallon said, “I’m excited to join the team at Marin Software and to help the company execute on its vision for cross-channel advertising. The company is a leader and innovator in marketing and advertising technology, helping advertisers to automate and scale their global marketing campaigns to drive their revenue. I look forward to helping Marin realize its full potential, and to improving shareholder value.”

Prior to Cognizant, Ms. Fallon spent over four years at Hewlett-Packard in key strategic financial roles, most recently as Vice President Strategy and Financial Planning, Worldwide Marketing with responsibility for managing the financial planning and budgeting process for the global marketing group. While at HP, she also served in leadership positions in Finance, Investor Relations and Strategy and Corporate Development. Previously, Ms. Fallon was a research analyst at Citigroup Investment Research and Piper Jaffray & Company, where she covered enterprise software, media, advertising and publishing companies. In addition, Ms. Fallon previously served as a Consultant at McKinsey & Company and Senior Marketing Manager at Oracle Corporation. She received her bachelor’s degree from UCLA and her MBA from Harvard Business School.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.2 billion as of December 31, 2014 in annualized ad spend across the web and mobile devices. Offering an integrated SaaS platform for search, display and social advertising, Marin Software helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin Software to create, target, and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Headquartered in San Francisco with offices in nine countries, Marin’s technology automates advertising with the largest publishers around the globe. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin Software’s market position, benefits of the company’s products and prospects for increasing shareholder value. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising or revenue acquisition management; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements.

Investor Relations Contact:

Denise Garcia

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Whitney Sunseri

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com